May 8, 2007

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street,
NE Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Prestige Capital Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated May 7, 2007 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.